EXHIBIT I
                                    ----------

                          JOINT ACQUISITION STATEMENT
                         PURSUANT TO RULE 13D-1(F)(1)
                          ----------------------------

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

DATED:  June 23, 1997             BUCHANAN FUND LIMITED

                                  By: Buchanan Capital Management Limited
                                      Investment Manager

                                  By: /s/ Jason Hathorn
                                      _________________________________
                                      Jason Hathorn, Executive Director



                                  BUCHANAN PARTNERS LIMITED

                                  By: Buchanan Capital Management Limited
                                      Investment Manager

                                  By: /s/ Jason Hathorn
                                      _________________________________
                                      Jason Hathorn, Executive Director













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